UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 8, 2019

ACQUIRED SALES CORP.

(Exact name of registrant as specified in its charter)

Nevada	87-0479286
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

31 N. Suffolk Lane, Lake Forest, Illinois	60045
(Address of principal executive offices)	(Zip Code)

847-915-2446

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

From February 27, 2019 through the time of this Report, the Company raised $6,315,000 by selling a total of 63,150 shares of the Company’s Series A Preferred Stock via private placements to approximately 25 accredited investors. The Preferred Stock is convertible into 6,315,000 shares of the Company’s common stock at an exercise price of $1.00 per common stock share pursuant to the Series A Preferred Stock’s voluntary conversion rights. The Preferred Stock is further described in Item 9B. “Other information” of the Company’s Form 10-K filed on March 13, 2019. In addition, the “Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock of Acquired Sales Corp.” is attached as Exhibit “4.4” to the Form 8-K filed on March 4, 2019. The Company’s Form 10-K filed on March 13, 2019 already discloses 23,400 of the 63,150 Preferred Shares reported as sold in this paragraph.

The issuance of the 63,150 shares of the Company’s Series A Preferred Stock was made in reliance upon an exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).  The Shares are deemed to be restricted shares as defined in Rule 144 of the Securities Act.  The certificates representing the Shares bear an appropriate restrictive legend.

Section 8 – Other Events

Item 8.01 Other Events

Letter of Intent – CBD Lion LLC

On May 8, 2019, Acquired Sales Corp. (the “Company”), Gerard M. Jacobs (“Gerry Jacobs”) and William C. “Jake” Jacobs (“Jake Jacobs”) entered into a Letter of Intent with CBD Lion LLC (“Lion”) and its owners (the “Lion Owners”) to, subject to a number of conditions, acquire 100% of the ownership of Lion (the “Transaction”). The consideration to be paid by the Company in the proposed acquisition of Lion is: two million dollars ($2,000,000) in cash, plus unregistered common stock of the Company (the "Stock Consideration") in an amount that is the greater of: (i) five million (5,000,000) shares or (ii) a number of shares with a value at closing of the Transaction, based on the Company’s share price, equal to 50% of the value of the aggregate consideration deemed paid to the Lion Owners for their ownership interests in Lion, which could hypothetically increase the Stock Consideration to a number significantly higher than five million (5,000,000). The Lion Owners shall have "piggyback registration rights" for the common stock shares underlying the Stock Consideration and "demand registration rights" that are triggered if no registration statement covering the Stock Consideration is filed with the U.S. Securities and Exchange Commission within 120 days following the closing of the Transaction. In addition, the Letter of Intent requires that at the closing of the Transaction, the Company shall cause up to four hundred sixty-two thousand four hundred thirty dollars ($462,430) of related party debt owed by Lion to be repaid in full.

The terms of the proposed Transaction must be set forth in a definitive agreement. There are no assurances that we will be successful in negotiating an acceptable definitive agreement, when or whether a definitive agreement will be reached between the parties, or that the proposed Transaction will be consummated. Even if a definitive agreement is executed, the terms of the proposed Transaction may change materially from the terms set forth in the Letter of Intent. There will be many conditions to closing of the Transaction, many of which are outside of the parties’ control and we cannot predict whether these conditions will be satisfied. There are no assurances when or if closing of the Transaction will occur, even if the parties successfully negotiate and sign a definitive agreement.

Closing of the acquisition of Lion is subject to a number of conditions, including but not limited to the completion of due diligence investigation of Lion by the Company that is acceptable to the Company, completion of a capital raise by the Company of at least $4 million, completion of an audit of Lion acceptable to the Company, execution of definitive acquisition documents, execution of employment agreements with certain key Lion executives, obtaining necessary third-party approvals, including a tax opinion to be provided by Lion’s tax counsel indicating that the proposed Transaction will qualify as a tax-free reorganization, and completion of all necessary securities filings. In the event that most of the foregoing conditions are met, as detailed in the Letter of Intent, prior to the closing of the proposed Transaction, the Company will make a $300,000 loan to Lion to be used by Lion exclusively for growth capital.

The Company is currently engaged in due diligence of Lion and has not yet started to negotiate a definitive agreement for the proposed Transaction. The Letter of Intent will terminate if (i) no audit of Lion satisfactory to the Company has been delivered by August 31, 2019; the Company fails to raise $4 million by September 30, 2019; or (iii) the proposed Transaction has not closed by October 31, 2019.

The Letter of Intent contains customary provisions prohibiting Lion from soliciting or encouraging any other acquisition proposal or entering into any negotiations or agreements for an alternative acquisition or financing transaction prior to the termination of the Letter of Intent.

In the event that the proposed acquisition of Lion is completed, the Letter of Intent requires that as soon as practicable following the closing of the proposed sale, the Company will change its name to "CBD Lion Corp.” and request a new trading symbol that better relates to the new proposed name.

The foregoing description of the Letter of Intent does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter of Intent, which is attached as Exhibit 10.51 to this Current Report on Form 8-K and incorporated in this Item 8.01 by reference.

Any equity securities that may be issued in the Company’s capital raise to finance the Transaction will not be registered under the Securities Act of 1933, as amended, or applicable state laws and may not be offered or sold in the United States absent registration or an available exemption under applicable federal and state securities laws. The disclosures in this Form 8-K regarding the Company’s capital raise to finance the Transaction are being made pursuant to Rule 135c under the Securities Act of 1933. This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company or Lion.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.51Letter of Intent between Acquired Sales Corp., Gerard M. Jacobs, William C. “Jake” Jacobs and CBD Lion LLC and its owners

Exhibit 99.1Press Release Dated May 9, 2019

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ACQUIRED SALES CORP.

/s/ Gerard M. Jacobs

Gerard M. Jacobs

Chief Executive Officer

Dated:  May 9, 2019